CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dentsply Sirona Inc. of our report dated March 15, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Dentsply Sirona Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
May 24, 2018